Exhibit 31(i)(B)

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Rules 13a-14(a) and 15d-14(a) under

The Securities Exchange Act of 1934, as Amended

I, James A. Ovenden, certify that:

1.                                       I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Advance America, Cash Advance Centers, Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JAMES A. OVENDEN
James A. Ovenden
Chief Financial Officer
(principal financial officer)
April 30, 2012